UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 14, 2019

ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02	Results of Operations and Financial Condition
On February 14, 2019, Arista Networks, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2018. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This information and Exhibit 99.1 are intended to be furnished under Item 2.02, “Results of Operations and Financial Condition,” and Item 9.01, “Financial Statements and Exhibits,” of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Chief Operating Officer
On February 14, 2019, the Company announced the promotion of Anshul Sadana to Senior Vice President and Chief Operating Officer of the Company. The promotion will become effective on March 4, 2019. Mr. Sadana will assume the duties of the Company's chief operating officer until such time as his successor is appointed, or until his earlier resignation or removal.
Anshul Sadana has served as the Company’s Chief Customer Officer since October 2016, as the Company’s Senior Vice President of Customer Engineering from January 2012 through September 2016 and in various other positions with the Company, including Vice President of Customer Engineering, from July 2007 to December 2011. From November 1999 to July 2007, Mr. Sadana was a senior engineering manager of the Gigabit Switching Business Unit at Cisco Systems, an information technology provider. Mr. Sadana holds a B.E. degree in Electronics from the University of Mumbai, an M.S. degree in Computer Science from the University of Illinois at Chicago and an executive M.B.A. degree from the Wharton School of Business.
There are no family relationships between Mr. Sadana and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Sadana that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Sadana and any other persons pursuant to which he was appointed Chief Operating Officer.

ITEM 8.01	Other Events
Appointment of Chief Customer Officer
On February 14, 2019, the Company announced the appointment of Manuel Rivelo as Senior Vice President, Chief Customer Officer of the Company. The appointment will become effective on March 4, 2019. Mr. Rivelo’s organization remains unchanged and he will assume the duties of the Company's chief customer officer until such time as his successor is appointed, or until his earlier resignation or removal.
Manuel Rivelo has served as the Company’s Chief Sales Officer since January 2018. Prior to joining the Company, Mr. Rivelo served as AppViewX’s Chief Executive Officer. From October 2011 until December 2015, he served in various positions at F5 Networks, including Chief Executive Officer, Director, and Executive Vice President of Security, Service Provider and Strategic Solutions. Prior to joining F5 Networks, Mr. Rivelo served in various roles at Cisco Systems. He was a director of Apollo Education Group from March 2009 until February 2017. He holds bachelor’s and master’s degrees in Electrical Engineering from the Stevens Institute of Technology.
ITEM 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
99.1	Press release issued by Arista Networks, Inc. dated February 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

February 14, 2019	/s/ ITA BRENNAN
Ita Brennan
Chief Financial Officer
(Principal Accounting and Financial Officer)